Exhibit 10.45


                        NON-COMPETITION, CONFIDENTIALITY
                            AND ASSIGNMENT AGREEMENT

         THIS NON-COMPETITION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT ("Agreement"), dated as of April 12, 2001, is made by and among RSI SYSTEMS, INC., a Minnesota corporation ("RSI" ) King Research, L.L.C., a Texas limited liability company ("King"), and MICHAEL K. PRELL, an individual residing in Tarrant County, Texas, and Michael K. Prell d/b/a Dallas Computer Recovery. Michael K. Prell and Michael K. Prell d/b/a Dallas Computer Recovery are referred to herein collectively as ("Prell")

                               W I T N E S S E T H

         WHEREAS, RSI is in the business of designing, manufacturing and distributing light weight television quality video conferencing and peripheral equipment under its own tradenames and trademarks, certain suppliers' trademarks and otherwise; and

         WHEREAS, King is, among other things, in the business of manufacturing (through independent third party contractors) and selling certain Products consisting of peripheral equipment related to video conferencing units (the "Business"); and

         WHEREAS, King is the owner of certain Intellectual Property and Proprietary Information related to the Products it sells; and

         WHEREAS, King desires to sell all Intellectual Property and Proprietary Information related to such Products being certain of the assets used in connection with the Business to RSI and RSI desires to purchase such assets; and

         WHEREAS, RSI intends to purchase such Intellectual Property and Proprietary Information from Seller pursuant to an Asset Purchase Agreement of even date herewith by and between Purchaser, King, Prell and others (the "Asset Purchase Agreement"); and

         WHEREAS, RSI intends to utilize the Intellectual Property and Proprietary Information purchased from King to operate and expand its business to include a portion of the business previously conducted by King; and

         WHEREAS, as a material inducement to RSI to enter into the Asset Purchase Agreement and complete the transactions contemplated thereby, Prell has agreed to execute and deliver this non-competition and confidentiality agreement in favor of RSI.

         NOW THEREFORE, for and in consideration of the mutual premises herein contained and in consideration of the payment by RSI to Prell at the Closing (as defined in the Asset Purchase Agreement) of TWENTY FIVE THOUSAND DOLLARS ($25,000.00) in partial payment of the purchase price, RSI entering into the Asset Purchase Agreement and completing the transactions contemplated thereby, RSI entered into a Manufacturing Agreement with Prell d/b/a DCR, of even date herewith, and for other good and valuable consideration (the receipt and adequacy of all of which are hereby acknowledged by Prell), the parties hereto covenant and agree as follows:


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1. DEFINITIONS. Where used in this agreement, unless the context or subject matter otherwise requires, the following words and phrases have the meaning set forth below:

         (a) AFFILIATE of any party means any other entity that, directly or indirectly, controls, is under common control with or is controlled by that party. For purposes of this definition and this agreement, "control" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise;

         (b) CONSOLIDATED GROUP means and includes RSI, any parent company, all of the RSI's subsidiaries and any other corporations or divisions thereof currently in existence, which are hereafter acquired by or consolidated with RSI and which collectively carry on the Restricted Business or any part thereof;

         (c) CUSTOMER OR CLIENT means any Person who currently is, a customer of the Consolidated Group or who at any time during the Time Period, becomes a customer of the Consolidated Group and those customers or clients of King set forth on Schedule "___" to the Asset Purchase Agreement or that Prell knew or reasonably could have known was a customer of the Consolidated Group or King, or any Person with whom contact is made during such period for the purpose of persuading such Person to become a customer of the Consolidated Group, provided that Prell knew or reasonably could have known such contact was made;

         (d) PERSON means an individual, partnership, unincorporated association, organization, syndicate, corporation, limited liability company, trustee, executor, administrator, or other legal or personal representative;

         (e) ASSET PURCHASE AGREEMENT shall mean that certain Asset Purchase Agreement of even date herewith by and among RSI SYSTEMS, INC., King Research, L.L.C., Michael K. Prell and other individuals;

         (f) INTELLECTUAL PROPERTY OR INTELLECTUAL PROPERTY RIGHTS means collectively, all of the following worldwide intangible legal rights pertaining directly and primarily to the business of King or RSI or any of either's Products, including those existing or acquired by ownership, license or other legal operation, whether or not filed, perfected, registered or recorded, existing as of the date hereof in or to: (i) all patents, patent applications, patent disclosures and related patent rights, including any and all continuations, divisions, reissues, reexaminations, or extensions thereof which have been filed, issued or acquired by King or RSI as of the date hereof, and all inventions conceived of or reduced to practice as of the date hereof (the "Patent Rights"); (ii) all copyrights, whether or not registered, owned by King or RSI as of the date hereof, including all registrations and applications therefor and all moral rights relating thereto (the "Copyright Rights"); (iii) all trademarks, trade dress, trade names, logos, domain names, and service marks, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, reservations, and renewals in connection therewith; whether or not registered (the "Trademark Rights"); (iv) all trade secrets and know-how; (v) all technology and other intellectual and proprietary rights; (vi) all rights relating to the protection of the foregoing; and (vii) all rights to sue or make any claims for any past, present or future infringement,


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misappropriation or unauthorized use of the any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriate or unauthorized use thereof. Intellectual Property specifically excludes that certain RJ Connection developed by Prell as more particularly described in the patent application filed with respect thereto. Patent Pending filed August 2000, in the name of Mike and Rebecca Prell.

         (g) INVENTIONS means discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of King or RSI, which Prell has made or may make, discover or conceive (whether or not during the period of his engagement or with the use of King or RSI's facilities, materials or personnel), either solely or jointly with others during his engagement with King, RSI, or any affiliate of either and, if based on or related to the Intellectual Property, the Proprietary Information or the Products, at any time. All inventions were be the sole property of King, which have concurrently with the Closing been assigned, sold and conveyed to RSI, and Prell performed his duties with respect thereto without the payment by King of any royalty or any consideration therefor other than the regular compensation paid to Prell in the capacity of an employee, consultant or independent contractor of King;

         (h) PROPRIETARY INFORMATION means any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of King or RSI disclosed to Prell or otherwise made known to him as a consequence of or through his engagement by King or RSI (including information originated by Prell) in any technological area previously developed by King or developed, engaged in, or researched, by King during the term of Prell's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers.

         (i) RESTRICTED BUSINESS means, collectively, the business of RSI as of the Closing Date, including marketing, engineering, designing, installing, maintaining, supporting and/or selling any system or equipment related to the Products (as defined in the Asset Purchase Agreement) or any of the Intellectual Property, Confidential Information, Proprietary Rights, Proprietary Information or Inventions conveyed pursuant to the Asset Purchase Agreement, except "Restricted Business" does not mean or include:

                  (i) the ownership of up to 5% of the stock of a company which is publicly traded on a public stock exchange or of up to 5% of the stock of a mutual fund which is publicly traded on a public stock or fund exchange; or

                  (ii) continuing or accepting employment with or consulting for, Relcom Technologies, Ltd provided, however, the services provided as a consultant or employee as such shall not permit Prell to do indirectly what he cannot do hereunder directly, specifically including without limitation selling Products or conducting business with the entities listed on Schedule 3 attached to the Asset Purchase Agreement.


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         (j) TERRITORY means the North America, South America, Europe and Asia provided that if such Territory is determined by a court of competent jurisdiction to be an unenforceable territory, then the "Territory" shall mean North America and Europe; and

         (k) TIME PERIOD means THE LAST TO OCCUR OF the period ending three years following the Closing Date (as defined in the Asset Purchase Agreement) or three years following the termination of all relationships Prell may have with RSI.

2. PAYMENT. Upon the execution hereof and concurrent with the Closing, as defined in the Asset Purchase Agreement, RSI shall pay to Prell, the sum of TWENTY FIVE THOUSAND DOLLARS ($25,000) as partial consideration for the execution of this Agreement by Prell.

3. CONFIDENTIALITY. Prell acknowledges that, as a result of his relationship to King, including his employment or acting as a consultant with King, his relationship to RSI and his acting as an independent contractor for RSI he has had and may continue to have access to information whether or not reduced to writing (including, without limitation, Intellectual Property, Proprietary Information, trade secrets, know-how, customer lists, supplier lists, distributor lists, marketing plans, production plans, pricing information, financial information, any information not generally known to the public and special techniques otherwise particular to the Restricted Business that would reasonably be considered confidential to the Consolidated Group (the Confidential Information). Prell acknowledges and agrees that such information is valuable to the Consolidated Group, that its protection and maintenance constitutes a legitimate interest to be protected by the Consolidated Group, and that the use of any such information or disclosure of any of such information to competitors of the Consolidated Group, or the general public, would be detrimental to the best interests of the Consolidated Group. Prell, therefore, covenants and agrees with RSI that he will not disclose, at any time until such information is disseminated to the public by the Consolidated Group, any of such information to any Person, nor shall he use or exploit, directly or indirectly, such information for any purpose. Prell acknowledges that, he has surrendered to the Consolidated Group all written Confidential Information of the Restricted Business in his possession or under his control and upon the discovery of any such additional Confidential Information he will immediately surrender to the Consolidated Group any such additional Confidential Information so discovered. Notwithstanding all of the foregoing, Prell shall be entitled to disclose such information if required by law, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, provided that, prior to making any such disclosures, Prell shall:

         (a) promptly notify RSI thereof;

         (b) consult with RSI in connection with assisting RSI in its taking steps to resist or narrow such requirement; and

         (c) cooperate with RSI in connection with its obtaining an order or other assurance that such information will be accorded confidential treatment.

Recognizing that the RSI has purchased certain Intellectual Property, Proprietary Rights, Inventions, Confidential Information, and Proprietary Information from King and that as a result thereof, RSI is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of Products or performance of services, which involve experimental


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and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that Prell has had or may have, access to Proprietary Information, Proprietary Rights, Inventions, Confidential Information, and Intellectual Property, or other information and data of a secret or proprietary nature as a result of Prell's prior relationship with King, future relationship with RSI or both which RSI wishes to keep confidential and Prell has furnished, or may furnish, such information to RSI, Prell agrees that:

                  (i) Prell acknowledges that King had and RSI now has exclusive property rights to all Proprietary Information, Confidential Information, Proprietary Rights, Inventions, and Intellectual Property related to the Products, and Prell hereby assigns all rights he might otherwise possess in any such Proprietary Information, Confidential Information, Proprietary Rights, Inventions, and Intellectual Property to RSI. Prell will not at any time directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Products or the Intellectual Property, including information relating to customers, processes services, testing, research, development, manufacturing, marketing and selling of the Products.

                  (ii) All documents, records, notebooks, notes, memoranda and similar repositories of, or containing any Confidential Information, Proprietary Rights, Intellectual Property, Inventions, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Products, all Proprietary Information, Inventions, Proprietary Rights, Confidential Information, and Intellectual Property of King, RSI or either's operations and activities made or compiled by Prell at any time or made available to him prior to or during the term of his engagement by King, including any and all copies thereof, were the property of King, were held by him in trust solely for the benefit of King, were sold and transferred by King to RSI, and shall be delivered to RSI by him concurrent with the Closing or thereafter immediately upon his discovery of any such information in his possession.

                  (iii) Prell will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him prior to the execution hereof or during the term of his engagement with King if based on or otherwise related to the Intellectual Property, the Proprietary Information, the Confidential Information, the Proprietary Rights, the Inventions, or the Products.

4. ASSIGNMENT OF INVENTIONS. RSI shall also have the royalty-free right to use in its business, and to make, use and sell Products, processes and/or services derived from any Confidential Information, Proprietary Rights, Inventions, Intellectual Property or Proprietary Information, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know how related thereto, which are not within the scope of such Inventions, Confidential Information, Proprietary Information, Proprietary Rights or Intellectual Property, as defined herein, but which were conceived or made by Prell during the period he was engaged by King or with the use or assistance of King's


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facilities, materials or personnel. Prell further hereby assigns sells and conveys for and in consideration of the payment specified in paragraph 2 hereinabove, all of his right title and interest, if any, in and to all Inventions, Intellectual Property, Confidential Information, Proprietary Rights, and Proprietary Information that relates to the Products or the Business of King, including without limitation as follows:

         (a) Prell hereby assigns to RSI all of his rights, if any, to such Inventions and Intellectual Property, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions;

         (b) Prell shall acknowledge and deliver promptly to RSI, without charge, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of Prell's inventorship, as may be necessary in the opinion of RSI to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in RSI or its nominee. Prell acknowledges and agrees that any copyright developed or conceived of by Prell during the term of his association or employment with King related to the business of King was "work for hire" under the copyright law of the United States and other applicable jurisdictions.

         (c) Prell represents that his performance of all the terms of this Agreement does not and will not breach any trust or agreement with King.

         (d) No provisions of this Paragraph shall be deemed to limit the restrictions applicable to Prell under any other section or paragraph of this Agreement.

5. NON-COMPETITION AND NON-SOLICITATION. Prell acknowledges that, as a result of his relationship with or employment by King and his future relationship with RSI he has had and will continue to have access to Confidential Information of the Consolidated Group's Restricted Business and that such information is valuable to the Consolidated Group. Therefore, Prell covenants and agrees with RSI that he will not at any time during the Time Period, within the Territory, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, corporate officer, director or in any other individual or representative capacity:

         (a) invest in, undertake, carry on or be engaged in or concerned with or have a financial interest in or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any Person which is, directly or indirectly through an Affiliate or otherwise, engaged in the Restricted Business.; or

         (b) persuade or attempt to persuade any Customer to restrict, limit or discontinue purchasing any products supplied by the Consolidated Group's Restricted Business to any such Customer or to reduce the amount of business which any such Customer has customarily done with RSI or King or any of the dealers listed on Exhibit "A", or solicit or take away, or attempt to solicit or take away, any Customers of the Consolidated Group's Restricted Business.

         (c) act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in the Restricted Business; or


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         (d) solicit any business that is the same as that of the Consolidated
Group's for, or sell any products that are in competition with the Consolidated Group's products to, any company, which is, as of the date hereof, a Customer or Client of the Consolidated Group or was such a customer or client thereof within two years prior to the date of this Agreement.

         (e) Within the Territory own, manage, operate or control any business of the type and character engaged in and competitive with the Consolidated Group. For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Consolidated Group; or

         (f) Within the Territory act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Consolidated Group; or

         (g) Solicit any business that is the same as that of the Consolidated Group for, or sell any products that are in competition with the Consolidated Group's Products to, any company, dealer, reseller or otherwise in the Territory specifically including without limitation those entities listed on Schedule 3 attached to the Asset Purchase Agreement and any other customer or client of the Consolidated Group or King, that was a customer or client thereof within two years prior to the date of this Agreement.

6. SOLICITATION OF EMPLOYEES. Prell covenants and agrees with the Consolidated Group that he shall not, at any time during the Time Period, directly or indirectly, in any way, solicit, hire or engage the services of any employee of the Consolidated Group who is then currently employed by the Consolidated Group or who was so employed within a one year period prior thereto, or persuade or attempt to persuade any such individual to terminate his or her employment with the Consolidated Group.

7. RESTRICTIONS REASONABLE. Prell warrants, represents, acknowledges and agrees that the provisions hereof are reasonable in order to protect the business and proprietary interests of the Consolidated Group both as to the duration of time and any geographic limitation therein provided, based on the present business, plans and prospects of the Consolidated Group and the Confidential and Proprietary Information to which Prell has had and will have access, and that compliance with the provisions hereof will not be unduly burdensome on him or deprive him of a means of livelihood. Prell represents that prior to executing and delivering this agreement, he has reviewed the provisions of this agreement with his attorney.

8. MISCELLANEOUS.

8.1 NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:


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IF TO THE CONSOLIDATED GROUP:

         RSI Systems, Inc.
         5593 West 78th Street
         Suite F
         Minneapolis, MN 55439
         Attn:  John Harris

IF TO KING

         King Research, L.L.C.
         302 Grace Ln.
         Terrell, Texas 75160
         Facsimile:  469-293-5733

IF TO PRELL AND/OR DALLAS COMPUTERRECOVERY:

         3007 Cresthaven Ct.
         Grapevine, Texas 76051
         Facsimile:  817-481-2276

Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 6, paragraph 6.1

8.2 PARTIAL INVALIDITY. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

8.3 LAW GOVERNING AGREEMENT. This Agreement is made and entered into and is to be at least partially performed in Dallas County, Texas. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Texas applicable to Agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that Federal law may apply. The parties hereto agree that venue of any suit or any cause of action in connection with this Agreement shall be MANDATORY in the District Courts of Dallas County, Texas.

8.4 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and Agreement of the parties hereto, and supersedes any and all prior understandings or other Agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and Agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or Agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other Agreement, statement or promise not contained in this Agreement shall be valid


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or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

8.5 WAIVERS. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

8.6 TAX CONSULTATION. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

8.7 VARIATIONS IN PRONOUNS. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

8.8 HEADINGS. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

8.9 ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

8.10 REPRESENTATION BY COUNSEL. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party. Each Party


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warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement. Each Party warrants and represents that he has read this Agreement in its entirety and has consulted with his attorney, if any concerning the execution of this Agreement. If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

8.11 PRESUMPTION AGAINST SCRIVENER. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

8.12 CAPACITY. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

8.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

8.14 FURTHER ASSURANCES. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, every other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

8.15 AMENDMENTS. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.

8.16 BINDING EFFECT AND ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, Company, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are not assignable except by operation of law. Any other purported assignment shall be null and void. This Agreement shall inure to the benefit of and bind the Parties hereto and their respective legal representatives, successors, and permitted assigns.

8.17 COUNTERPARTS. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart


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shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement.

8.18 CORPORATE AUTHORITY. Each corporate or other entity that is a party to this Agreement represents and warrants to each other Party that each has previously taken all necessary corporate or similar action authorizing the execution of this Agreement by their officer recited below.

8.19 INDEPENDENT CONTRACTORS. This Agreement shall not constitute any type of association or partnership between any of the Parties hereto, nor shall any Party be the agent or legal representative of any other Party. Each Party is an independent contractor of any other Party to which any service may be provided hereunder and no Party shall make any representation to the contrary.

         IN WITNESS WHEREOF, the Parties have executed this Agreement, on the date and year first above written.

RSI SYSTEMS, INC.



----------------------------------
By:      John Harris
Its:     Chief Executive Officer


King Research, L.L.C.



----------------------------------
By:      Jeff Clem
It's:    Manager



----------------------------------
Mike Prell, Individually

Mike Prell,
         d/b/a Dallas Computer Recovery



----------------------------------
By:      Mike Prell
Its:     Owner


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